                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14a-6(e)(2))

[ ]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[x]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        Inland Steel Industries, Inc.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

     The following press release was issued by Registrant on February 22, 1997 in response to the shareholder proposal contained in the Schedule 13D filed by Greenway Partners, L.P. and certain related entities on February 21, 1997. This filing does not constitute an admission by Registrant that this material constitutes soliciting material for purposes of Regulation 14A.

Inland Steel Industries, Inc.
30 West Monroe Street
Chicago, Illinois 60603

312 899 3607


M. Robert Weidner, III
General Manager
Communications and Stakeholder Relations             NEWS RELEASE

Inland Steel Industries
--------------------------------------------------------------------------------


FOR IMMEDIATE RELEASE

(Chicago, Illinois -- February 22, 1997) Inland Steel Industries, Inc., confirmed that Greenway Partners, L.P., an Inland shareholder, has proposed a spin-off of Inland's remaining 87 percent interest in Ryerson Tull, Inc.

Last year, the Company successfully completed a recapitalization, which included an initial public offering of Ryerson Tull. Inland's Board has considered a spin-off of Ryerson Tull and has recently concluded that it is not in its shareholders' best interests at this time.

The Board and Management remain committed to creating shareholder value and will continue to look at all strategic options, including the spin-off of Ryerson Tull.

                                      ###

     Chicago-based Inland Steel Industries, Inc., is a materials-management, logistics and technical-services company that provides value-added steel products and materials-related services to manufacturers in the automotive, appliance, furniture, equipment and electric-motor industries, and a wide variety of others. Its wholly owned subsidiaries are Inland Steel Co., the sixth-largest U.S. steel producer, and Inland International, Inc. In addition it owns 87 percent of Ryerson Tull, Inc., the largest U.S. metals and industrial-plastics service center operation, comprised of Joseph T. Ryerson & Son, Inc., J.M. Tull Metals Co. and Ryerson de Mexico, a 50-50 joint venture with AHMSA, Mexico's largest carbon-steel producer.